Exhibit 99.1

TNS, INC.
TABLE OF CONTENTS

DECEMBER 31, 2018 AND 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of TNS Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TNS Inc. (“the Company”) as of December 31, 2018 and 2017, the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2017.

Salt Lake City, UT

October 10, 2019

office     801.783.2950

fax         801.783.2960

www.sadlergibb.com | Main: 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109 | Provo: 3507 N University Ave #100, Provo, UT 84604

TNS, INC.

BALANCE SHEETS
DECEMBER 31, 2018 AND 2017

	December 31,
ASSETS	2018	2017

Current Assets:
Cash	$30,998	$67,633
Accounts receivable	75,169	232,961
Contract assets	590,734	1,729,186
Total current assets	696,901	2,029,780

Property and equipment, net	-	-
Customer lists, net	633,635	810,343
Tradenames	223,227	223,227
Total assets	$1,553,763	$3,063,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$245,066	$274,357
Accrued expenses	444,689	362,370
Income taxes payable	786,187	494,727
Contract liabilities	973,033	2,957,247
Total current liabilities	2,448,975	4,088,701

Long-term Liabilities:
Deferred income taxes	285,039	345,299
Total long-term liabilities	285,039	345,299

Total Liabilities	2,734,014	4,434,000

Commitments

Stockholders’ Deficit:
Common stock; $1 par value; 1,000 shares authorized, issued, and outstanding as of December 31, 2018 and 2017	1,000	1,000
Accumulated deficit	(1,181,251)	(1,371,650)
Total stockholders’ deficit	(1,180,251)	(1,370,650)

Total liabilities and stockholders’ deficit	$1,553,763	$3,063,350

The Notes to the Financial Statements are an integral part of these statements.

TNS, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2018 AND 2017

	For the years ended
	December 31,
	2018	2017

Revenue	$5,702,267	$6,656,834

Operating expenses:
Cost of revenue	3,411,568	4,045,592
Depreciation and amortization	176,708	155,279
Salaries and wages	713,340	1,004,898
Selling, general and administrative	350,107	340,950
Goodwill impairment charge	-	1,849,201
Intangible asset impairment charge	-	182,707
Total operating expenses	4,651,723	7,578,627

Income (loss) from operations	1,050,544	(921,793)

Other expenses:
Other (expense) income	(412)	12
Total other (expense) income	(412)	12

Income (loss) before income taxes	1,050,132	(921,781)

Provision for income taxes	231,200	393,486

Net income (loss)	$818,932	$(1,315,267)

Net (loss) income per share	$818.93	$(1,315.27)

Weighted average common shares outstanding, basic and diluted	1,000	1,000

The Notes to the Financial Statements are an integral part of these statements.

TNS, INC.

STATEMENTS OF STOCKHOLDER’S DEFICIT
YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common Stock		Retained Earnings (Accumulated
	Shares	$	Deficit)	Total

Balance, January 1, 2017	1,000	$1,000	$1,206,452	$1,207,452

Reclassification of former parent company receivable	-	-	(1,262,835)	(1,262,835)
Net loss	-	-	(1,315,267)	(1,315,267)

Ending balance, December 31, 2017	1,000	1,000	(1,371,650)	(1,370,650)

Reclassification of former parent company receivable	-	-	(628,533)	(628,533)
Net income	-	-	818,932	818,932

Ending balance, December 31, 2018	1,000	$1,000	$(1,181,251)	$(1,180,251)

The Notes to the Financial Statements are an integral part of these statements.

TNS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2018 AND 2017

	For the year ended
	December 31,
	2018	2017

Cash flows from operating activities:
Net income (loss)	$818,932	$(1,315,267)

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	176,708	155,279
Change in deferred taxes	(60,260)	(101,241)
Goodwill impairment	-	1,849,201
Intangible asset impairment	-	182,707
Changes in operating assets and liabilities:
Accounts receivable	157,792	463,989
Contract assets	1,138,452	(706,656)
Contract liabilities	(1,984,214)	1,175,699
Income taxes payable	291,460	494,727
Accounts payable	(29,291)	(968,445)
Accrued expenses	82,319	89,024
Net cash provided by operating activities	591,898	1,319,017

Net cash used in investing activities
Payments made to former parent company	(628,533)	(1,262,835)
Net cash used in investing activities	(628,533)	(1,262,835)

Net cash used in financing activities	-	-

Net change in cash	(36,635)	56,182

Cash, beginning of year	67,633	11,451

Cash, end of year	$30,998	$67,633

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Reclassification of accounts receivable from former parent company	$628,533	$1,262,835

The Notes to the Financial Statements are an integral part of these statements.

TNS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

1.	NATURE OF BUSINESS AND LIQUIDITY

TNS, Inc. (the “Company”) is a Chicago-based structured cabling and Next-Generation DAS design and installation firm that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures. The Company has geographic reach in the Midwest area and client reach to end-users, such as multinational corporations, universities, school districts and other large organizations that have significant ongoing next generation network needs

The Company was acquired by InterCloud Systems, Inc. (“InterCloud”) in September of 2012. InterCloud sold the Company during January 2019 (refer to Note 9, Subsequent Events, for further detail).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant uses of estimates include the following: 1) allowance for doubtful accounts, 2) estimated useful lives of equipment and intangible assets, 3) estimates related to the valuation of deferred taxes, 4) valuation of intangible assets, and 5) goodwill impairment. Actual results could differ from estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected based on a review of delinquent accounts receivable, as well as historical collection experience. Management periodically reviews and may adjust its assumptions for factors expected to affect collectability. Based on management’s assumptions, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of December 31, 2018 and 2017, the Company had an allowance for doubtful accounts of $11,434.

PROPERTY AND EQUIPMENT

Equipment is stated at cost and depreciated on a straight-line basis over its estimated useful lives. Useful lives are: 5 years for vehicles and 5-7 years for computers, equipment and software. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in other income.

GOODWILL

Goodwill was generated through the acquisition of the Company by InterCloud, as the total consideration paid by InterCloud exceeded the fair value of the net assets acquired. The amount of goodwill allocated to the Company by InterCloud was based on the relative fair value of the reporting unit it was originally included in by InterCloud.

The Company tests its goodwill for impairment at least annually (as of October 1) and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s financial results.

The Company tests goodwill by estimating fair value using a Discounted Cash Flow (“DCF”) model. The key assumptions used in the DCF model to determine the highest and best use of estimated future cash flows include revenue growth rates and profit margins based on internal forecasts, terminal value and an estimate of a market participant’s weighted-average cost of capital used to discount future cash flows to their present value.

During April 2017, indicators of potential impairment of goodwill were identified by management as a result of InterCloud’s sale of two of its subsidiaries which were included in the Company’s InterCloud reporting unit. Based on the Company’s analysis, the Company recorded goodwill impairment of $596,053 in the statement of operations for the year ended December 31, 2017.

During October 2017, indicators of potential impairment of goodwill were identified by management while evaluating the Company’s results. Based on the Company’s analysis, the Company recorded goodwill impairment of $1,253,148 in the statement of operations for the year ended December 31, 2017.

As a result of the goodwill allocation and impairment charges during the year ended December 31, 2017, the balance of goodwill was $0 at December 31, 2017.

INDEFINITE AND DEFINITE-LIVED INTANGIBLE ASSETS OTHER THAN GOODWILL

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.

Definite-lived intangible assets primarily consist of non-compete agreements and customer relationships which are being amortized over their estimated useful lives ranging from 2-10 years. For long-lived assets, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

Indefinite-lived intangible assets primarily consist of tradenames. With regard to intangible assets with indefinite-lives, the Company follows a similar impairment assessment. The Company will assess the quantitative factors to determine if an impairment test of the indefinite-lived intangible asset is necessary. If the quantitative assessment reveals that it is more likely than not that the asset is impaired, a calculation of the asset’s fair value is made. Fair value is calculated using many factors, which include the future discounted cash flows as well as the estimated fair value of the asset in an arm’s-length transaction.

There were no impairment charges during the year ended December 31, 2018.

During April 2017, indicators of potential impairment of intangible assets were identified by management as a result of InterCloud’s sale of two of its subsidiaries which were included in the Company’s InterCloud reporting unit. Based on the Company’s analysis, the Company recorded intangible asset impairment of $63,955 on trade names, $56,200 on customer relationships and lists, and $2,552 on URLs in the statement of operations for the year ended December 31, 2017.

During October 2017, indicators of potential impairment of intangible assets were identified by management while evaluating the Company’s results. Based on the Company’s analysis, the Company recorded intangible asset impairment of $60,000 on trade names in the statement of operations for the year ended December 31, 2017.

As a result of these impairment charges, the balance in URLs was $0 at December 31, 2017.

REVENUE RECOGNITION

Revenue from Contracts with Customers

Adoption of New Accounting Guidance on Revenue Recognition

During the year ended December 31, 2017, the Company accounted for revenue and expenses associated with its contracts under the completed contract method of accounting in accordance with ASC 605. Under ASC 605, income was recognized when the contracts were completed and billings and others costs were accumulated on the balance sheet. Under the completed contract method, no profit or income was recorded before completion of the work. On May 28, 2014, FASB issues Topic 606. As of January 1, 2018, the Company adopted Topic 606 using the modified retrospective approach applied to any contracts that were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under the new guidance, while prior periods continue to be reported in accordance with previous accounting guidance. The Company determined that no cumulative effect adjustment to retained earnings was necessary upon adoption as there were no significant revenue recognition differences identified between the new and previous accounting guidance.

The Company recognizes revenue based on the five criteria for revenue recognition established under Topic 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

Contract Types

The Company’s contracts are all time-and-materials contracts. Time-and-materials contracts include items to be installed along with estimated labor to complete the installation.

The Company has a master service agreement (“MSA”) with one of its customers. This MSA contains customer specific service requirements. Revenues earned from this customer under this agreement were 87% and 71% of total revenues for the years ended December 31, 2018 and 2017, respectively.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the new revenue standard. The contract transaction price is to be allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company satisfies performance obligations at a point in time rather than over time. The promises in the Company’s contracts are not separately identifiable, and as a result the Company’s contracts only have one performance obligation. The Company recognizes revenue when the contract is complete.

Revenue Service Type

The Company’s only revenue service type is construction services. These are services provided to the client where the Company may self-perform or subcontract services that require the physical construction of infrastructure or installation of equipment and materials.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts with customers by contract type. See the below table:

	Year Ended December 31,
Revenue by contract type	2018	2017
Master service agreement	$4,975,689	$4,711,218
Other contracts	726,578	1,945,616
Total	$5,702,267	$6,656,834

Contract Assets and Liabilities

Contract assets include costs paid in advance to subcontractors and for job materials and are included in contract assets on the balance sheets. These amounts were $590,734 and $1,729,186 as of December 31, 2018 and 2017, respectively.

Contract liabilities include amounts received from customers for uncompleted contracts and unbilled costs and are included in contract liabilities on the balance sheets. These amounts were $973,033 and $2,957,247 as of December 31, 2018 and 2017, respectively.

COST OF REVENUE

Cost of revenues includes all direct costs of providing services under the Company’s contracts, including costs for direct labor provided by employees, services by independent subcontractors, operation of capital equipment (excluding depreciation and amortization), direct materials, insurance claims and other direct costs.

CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2018, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank. All noninterest-bearing transaction accounts are fully insured, regardless of the balances of the account and the ownership capacity of the funds under the Dodd-Frank Act. At December 31, 2018 and 2017, the Company did not have any interest-bearing accounts.

The Company provides services to customers throughout the United States and abroad. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.

During the year ended December 31, 2018, one customer accounted for greater than 10% of revenues. This customer accounted for 87% of revenues for the year ended December 31, 2018, along with 4% of accounts receivable, respectively, as of December 31, 2018. Additionally, two customers accounted for 50% and 24% of accounts receivable, respectively, as of December 31, 2018.

During the year ended December 31, 2017, two customers accounted for greater than 10% of revenues. These customers accounted for 71% and 17% of revenues, respectively, for the year ended December 31, 2017, along with 24% and 50% of accounts receivable, respectively, as of December 31, 2017.

The Company’s top four customers accounted for 98% and 94%, respectively, of revenues for the years ending December 31, 2018 and 2017.

All of the Company’s revenues are generated within the United States of America.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC Topic 820 Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1 —Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●	Level 2 —Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 —Inputs that are unobservable for the asset or liability.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets. The Company conducts business, and files federal and state income, franchise or net worth, tax returns in the United States, in various states within the United States and the Commonwealth of Puerto Rico. The Company determines its filing obligations in a jurisdiction in accordance with existing statutory and case law.

Significant management judgment is required in determining the provision for income taxes, and in particular, any valuation allowance recorded against the Company’s deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods. The realization of these assets is dependent on generating future taxable income.

The Company follows the guidance set forth within ASC Topic 740, Income Taxes (“ASC Topic 740”) which prescribes a two-step process for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. The first step evaluates an income tax position in order to determine whether it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The second step measures the benefit to be recognized in the financial statements for those income tax positions that meet the more likely than not recognition threshold. ASC Topic 740 also provides guidance on de-recognition, classification, recognition and classification of interest and penalties, accounting in interim periods, disclosure and transition. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

EARNINGS (LOSS) PER SHARE

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings (loss) per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2018 and 2017, the Company had no common stock equivalents outstanding.

RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 2018, the Company adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all of the related amendments (“new revenue standard”) as discussed in the “Revenue Recognition” section of this note.

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASU 2016-02”), and associated ASUs related to ASU 842, Leases, which require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. In addition, the new guidance requires disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. For leases where the Company is a lessee, the presentation and measurement of the assets and liabilities depends on each lease’s classification as either a finance or operating lease. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted the provisions of ASU 2016-02 on January 1, 2019. The adoption did not have a material effect on the Company’s financial statements and disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or result of operations.

3.	PROPERTY AND EQUIPMENT, NET

As of December 31, 2018 and 2017, equipment consists of the following:

	December 31,
	2018	2017
Vehicles	12,932	12,932
Computers and Office Equipment	1,376	1,376
Equipment	1,261	1,261
Total	15,569	15,569
Less accumulated depreciation	(15,569)	(15,569)

Property and equipment, net	$-	$-

The Company did not incur depreciation expense for the years ended December 31, 2018 and 2017 as all of the Company’s property and equipment was fully depreciated prior to the start of 2017.

4.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following table sets forth the changes in the Company’s goodwill during the year ended December 31, 2017.

Goodwill
Balance December 31, 2016	$1,849,201

Impairment Charge	(1,849,201)

Balance December 31, 2017	$-

Intangible Assets other than Goodwill

The following table summarizes the Company’s intangible assets other than goodwill as of December 31, 2018 and 2017:

		December 31, 2018
	Estimated Useful Life	Beginning Net Book Value	Additions	Amortization	Impairment Charge	Disposals	Ending Net Book Value	Accumulated Amortization

Customer relationship and lists	7-10 yrs	$810,343	$-	$(176,708)	$-	$-	$633,635	$(1,100,213)
Non-compete agreements	2-3 yrs	-	-	-	-	-	-	(79,670)
Trade names	Indefinite	223,227	-	-	-	-	223,227	-

Total intangible assets		$1,033,570	$-	$(176,708)	$-	$-	$856,862	$(1,179,883)

		December 31, 2017
	Estimated Useful Life	Beginning Net Book Value	Additions	Amortization	Impairment Charge	Disposals	Ending Net Book Value	Accumulated Amortization

Customer relationship and lists	7-10 yrs	$1,021,822	$-	$(155,279)	$(56,200)	$-	$810,343	$(923,505)
Non-compete agreements	2-3 yrs	-	-	-	-	-	-	(79,670)
Trade names	Indefinite	347,182	-	-	(123,955)	-	223,227	-
URLs	Indefinite	2,552	-	-	(2,552)	-	-	-

Total intangible assets		$1,371,556	$-	$(155,279)	$(182,707)	$-	$1,033,570	$(1,003,175)

The Company uses the straight-line method to determine the amortization expense for its definite lived intangible assets. Amortization expense related to the purchased intangible assets was $176,708 and $155,279 for the years ended December 31, 2018 and 2017, respectively.

The estimated future amortization expense for the next five years and thereafter is as follows:

Year ending December 31,
2019	$176,708
2020	176,708
2021	176,708
2022	103,511
Total	$633,635

5.	INCOME TAXES

The Company’s pre-tax income (loss) for the years ended December 31, 2018 and 2017 consisted of the following:

	Year Ended December 31,
	2018	2017
Pre-tax income (loss)	$1,050,132	$(921,781)

The provision for income taxes for the years ended December 31, 2018 and 2017 was as follows:

	Year Ended December 31,
	2018	2017
Federal	$217,162	$405,056
State	74,298	89,671
Total current	$291,460	$494,727

Deferred:
Federal	$(60,260)	$(101,241)
State	-	-
Total deferred	(60,260)	(101,241)
Total provision for income taxes	$231,200	$393,486

The Company’s effective tax rate for the years ended December 31, 2018 and 2017 differed from the U.S. federal statutory rate as follows:

	Year Ended December 31,
	2018	2017
	%	%
Federal tax benefit at statutory rate	22.00	(35.00)
Permanent differences	(5.62)	69.21
State tax benefit, net of Federal benefits	8.51	9.73
Provision	24.89	43.94

The tax effects of temporary differences and carryforwards that gave rise to significant portions of the deferred tax assets and liabilities were as follows:

	Year Ended December 31,
	2018	2017
Accruals and reserves	6,294	6,115
Total assets	6,294	6,115

Intangible assets	(291,333)	(351,414)
Total liabilities	(291,333)	(351,414)

Net deferred tax liabilities	$(285,039)	$(345,299)

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss, capital loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of net operating losses and credits prior to full utilization. The Company has not completed a study to assess whether an ownership change has occurred.

The Company performs an analysis each year to determine whether expected future income is more likely than not to be sufficient to realize the deferred tax assets. The Company’s recent operating results and projections of future income weigh heavily in the Company’s overall assessment. The ultimate realization of deferred tax assets depends on the generation of future taxable income. After consideration of all evidence, both positive and negative, management has determined that a valuation allowance is necessary at December 31, 2018 and 2017 to reduce the deferred taxes to the amount that will more likely than not be realized. Prior to 2017, there were no provisions (or benefits) for income taxes because the Company was a subsidiary of another corporation.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters as a component of income tax expense. As of December 31, 2018 and 2017, there was no accrued interest and penalties related to uncertain tax positions.

The Company is subject to U.S. federal income taxes, income/franchise taxes in various states in the United States, and Commonwealth of Puerto Rico income taxes. Tax statutes and regulations within each jurisdiction are subject to interpretation and require significant judgment to apply. In addition, all of the net operating loss carryforwards that may be used in future years are still subject to adjustment.

6.	RELATED PARTIES

Prior to InterCloud’s sale of the Company, TNS was related to several entities through common ownership. The Company had the following transactions with related parties during the years ended December 31, 2018 and 2017:

During the years ended December 31, 2018 and 2017, the Company was part of InterCloud’s group health insurance plan. InterCloud billed the Company monthly for their portion of health insurance premiums. Total amounts billed during the years ended December 31, 2018 and 2017 were $113,362 and $95,908, respectively.

InterCloud also allocated certain general insurance expenses to the Company. Total general insurance expense allocated by InterCloud to the Company amounted to $68,797 and $85,388 during the years ended December 31, 2018 and 2017, respectively, which is included in selling, general and administrative on the statements of operations, respectively.

During the course of business the Company advanced money to its former owner, InterCloud, who would then provide services to the Company. These amounts are capital contributions and are shown on the statements of stockholders’ deficit.

7.	COMMITMENTS AND CONTINGENCIES

The Company’s main office is located in Des Plaines, IL and is leased pursuant to a month-to-month lease with aggregate monthly payments of $1,287.

Total rent expense for the years ended December 31, 2018 and 2017 amounted to $16,407 and $15,492, respectively.

8.	STOCKHOLDERS’ DEFICIT

The Company has one class of equity instruments authorized; common stock. The common stock has a par value of $1.00. As of December 31, 2018 and 2017 there were 1,000 shares authorized, issued and outstanding.

During 2018 and 2017, the Company had intercompany transactions with InterCloud which resulted in an intercompany receivable. This receivable was forgiven as a result of InterCloud’s sale of the Company. As a result, these transactions for the years ended December 31, 2018 and 2017 were reclassified to retained earnings.

9.	SUBSEQUENT EVENTS

On January 4, 2019, InterCloud sold the Company to Spectrum Global Solutions, Inc. (“Spectrum”) for $980,000 in cash plus a one-year convertible promissory note in the aggregate principal amount of $620,000. Beginning with the three months ended March 31, 2019, the Company’s financial results are consolidated into the results of Spectrum.